EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Fourth Quarter 2022 Results

MATTOON, Ill., Jan. 26, 2023 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter and year ended December 31, 2022.

Highlights

  Net income of $20.6 million, or $1.01 diluted EPS
  Adjusted net income (non-GAAP) of $20.8 million, or $1.01 diluted EPS
  Strong loan growth of 2.2% for the quarter and 10.3% for the year (excluding acquired loans)
  Tangible book value per share increased 7.8% for the quarter
  Improved on already strong asset quality ratios reflecting strength if economic downturn transpires
  Board of Directors declares regular quarterly dividend of $0.23 per share

“Our fourth quarter results capped off a strong, but challenging year,” said Joe Dively, Chairman and Chief Executive Officer. “For 2022, we delivered exceptional loan growth and excellent credit quality. Our noninterest income grew by over 7% for the year, driven by double digit growth in our wealth management and insurance businesses that more than offset lower mortgage banking revenues. We successfully integrated Jefferson Bank and Trust (“Jefferson”) and met all of our acquisition related financial targets. While funding costs have increased at a faster pace than we anticipated placing pressure on margin, we have offset this challenge with stringent expense management and our relationship driven strategy to provide our expanded services to customers.”

Net Interest Income

Net interest income for the fourth quarter of 2022 decreased by $2.6 million, or 5.4% compared to the third quarter of 2022. Interest income increased by $4.0 million primarily driven by loan growth and higher interest rates. Interest expense increased by $6.5 million on increased rates and aggressive competition. Accretion income declined by $0.3 million for the quarter to $0.6 million.

In comparison to the fourth quarter of 2021, net interest income increased $2.9 million, or 6.9%. The increase was primarily the result of organic loan growth, higher interest rates, and the acquisition of Jefferson.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.07% for the fourth quarter of 2022, which was a decrease of 14 basis points compared to the prior quarter. Lower accretion income represented 2 basis points of the decline for the quarter. Earning asset yields increased by 30 basis points, while the average cost of funds increased 44 basis points.

In comparison to the fourth quarter of last year, the net interest margin decreased 4 basis points. The primary reason for the decrease was due to PPP fee income being lower by $1.7 million compared to the fourth quarter of 2021. Earning asset yields increased 70 basis points, while the average cost of funds increased 74 basis points.

Loan Portfolio

Total loans ended the quarter at $4.83 billion, representing an increase of $105.9 million, or 2.2%, compared to the prior quarter. The growth in the quarter was primarily in farm real estate, CRE and C&I. While the pipeline remains solid, we do anticipate it softening based on the macroeconomic conditions. As we have experienced in the past, we expect seasonal line paydowns in agricultural operating lines during the first quarter of 2023.

Asset Quality

First Mid’s asset quality continues to be very strong and well positioned if an economic downturn occurs. Nonperforming loans decreased by $1.6 million in the period and the ratio of nonperforming loans to total loans decreased to 0.40%. The allowance for credit losses (“ACL”) to nonperforming loans increased to 308.3%. As of December 31, 2022, the ACL increased by $0.3 million to $59.1 million with an ending ACL to total loans ratio of 1.22%. In addition, the Company has $7.0 million, or 15 basis points, of discount remaining on purchased loans. Provision expense was recorded in the amount of $0.8 million and net charge offs totaled $0.5 million. Special mention loans increased by $14.6 million, while substandard loans decreased by $3.0 million.

Deposits

Total deposits ended the quarter at $5.26 billion, which represented a decrease of $226.2 million, or 4.1%, from the prior quarter. The decrease was primarily in money market and noninterest bearing deposits. The Company has experienced increased competition from brokerage firms and community banks. In some cases, we are successful in maintaining the customer’s funds within the Company, but off balance sheet by providing our own wealth management solutions. The Company’s average rate on cost of funds was 1.00% compared to 0.56% in the prior quarter, and 0.26% versus the fourth quarter of 2021.

Noninterest Income

Noninterest income for the fourth quarter of 2022 was $18.2 million compared to $16.8 million in the third quarter of 2022. The increase was primarily driven by the seasonality in insurance and wealth management revenues from farmland sales. Wealth management and insurance revenue increased $1.4 million and $0.6 million, respectively, from the prior quarter. Mortgage banking represented the largest decline in the period.

In comparison to the fourth quarter of 2021, noninterest income increased $0.1 million, or 0.5%. The increase was primarily driven by a $0.6 million increase in insurance and a $0.3 million increase in service charges, offsetting a $0.8 million decline in mortgage banking.

Noninterest Expenses

Noninterest expense for the fourth quarter of 2022 totaled $39.4 million, which was a decrease of $2.2 million compared to the prior quarter. The current quarter included $0.2 million of nonrecurring integration expenses for the Jefferson acquisition compared to $0.7 million in the third quarter. The Company has increased its emphasis in its ongoing effort to identify and implement cost savings initiatives to drive a more efficient operations.

In comparison to the fourth quarter of 2021, noninterest expenses increased $3.0 million. The increase was primarily driven by the additional expense related to the Jefferson acquisition and inflationary cost increases.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the fourth quarter 2022 was 58.1% compared to 59.6% in the prior quarter and 55.8% for the same period last year.

Capital Levels, Dividend and Taxes

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.20%
Tier 1 capital to risk-weighted assets	12.40%
Common equity tier 1 capital to risk-weighted assets	12.03%
Leverage ratio	9.62%

The Company’s Board of Directors approved a regular quarterly dividend of $0.23 payable on March 1, 2023 for shareholders of record on February 15, 2023.

The Company’s effective tax rate for the fourth quarter was 12.9% compared to 23.2% in the prior quarter. The primary reason for the lower tax rate was a $2.5 million credit in the current quarter. The credit was due to the removal of a deferred tax liability that was no longer applicable.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 157 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s liquidity and capital positions, impair the ability of First Mid’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

 – Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)
	As of
	December 31,	September 30,	December 31,
	2022	2022	2021

Assets
Cash and cash equivalents	$152,433	$160,954	$168,602
Investment securities	1,223,720	1,235,505	1,431,299
Loans (including loans held for sale)	4,826,212	4,720,290	3,995,523
Less allowance for credit losses	(59,093)	(58,777)	(54,655)
Net loans	4,767,119	4,661,513	3,940,868
Premises and equipment, net	90,473	90,659	81,484
Goodwill and intangibles, net	169,897	170,897	141,376
Bank owned life insurance	151,756	150,831	132,375
Other assets	188,817	181,024	90,578
Total assets	$6,744,215	$6,651,383	$5,986,582

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,256,514	$1,334,686	$1,246,673
Interest bearing	4,000,487	4,148,512	3,709,813
Total deposits	5,257,001	5,483,198	4,956,486
Repurchase agreement with customers	221,414	220,707	146,268
Other borrowings	465,071	181,232	86,446
Junior subordinated debentures	19,364	19,322	19,195
Subordinated debt	94,553	94,515	94,400
Other liabilities	53,657	51,694	49,893
Total liabilities	6,111,060	6,050,668	5,352,688

Total stockholders' equity	633,155	600,715	633,894
Total liabilities and stockholders' equity	$6,744,215	$6,651,383	$5,986,582

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$53,128	$39,711	$185,869	$159,684
Interest on investment securities	7,285	6,500	29,380	22,916
Interest on federal funds sold & other deposits	296	88	642	413
Total interest income	60,709	46,299	215,891	183,013
Interest expense:
Interest on deposits	9,227	2,057	18,813	9,037
Interest on securities sold under agreements to repurchase	1,163	52	1,795	231
Interest on other borrowings	3,345	336	6,193	1,514
Interest on jr. subordinated debentures	315	125	868	541
Interest on subordinated debt	987	985	3,945	3,939
Total interest expense	15,037	3,555	31,614	15,262
Net interest income	45,672	42,744	184,277	167,751
Provision for loan losses	805	2,472	4,806	15,151
Net interest income after provision for loan	44,867	40,272	179,471	152,600
Non-interest income:
Wealth management revenues	6,201	6,261	22,492	20,407
Insurance commissions	4,719	4,150	21,622	18,927
Service charges	2,375	2,067	9,112	6,808
Securities gains, net	(48)	36	33	124
Mortgage banking revenues	65	890	1,190	4,718
ATM/debit card revenue	3,209	3,074	12,422	11,974
Other	1,686	1,646	7,811	6,809
Total non-interest income	18,207	18,124	74,682	69,767
Non-interest expense:
Salaries and employee benefits	23,610	20,424	98,594	89,660
Net occupancy and equipment expense	6,126	5,712	24,257	21,546
Net other real estate owned (income) expense	87	315	330	3,866
FDIC insurance	464	406	1,805	1,604
Amortization of intangible assets	1,537	1,462	6,290	5,391
Stationary and supplies	298	311	1,295	1,161
Legal and professional expense	1,607	1,811	6,996	6,730
ATM/debit card expense	1,309	586	4,300	3,116
Marketing and donations	681	1,915	2,999	3,603
Other	3,653	3,452	15,995	18,902
Total non-interest expense	39,372	36,394	162,861	155,579
Income before income taxes	23,702	22,002	91,292	66,788
Income taxes	3,063	5,168	18,340	15,298
Net income	$20,639	$16,834	$72,952	$51,490

Per Share Information
Basic earnings per common share	$1.01	$0.93	$3.62	$2.88
Diluted earnings per common share	1.01	0.93	3.60	2.87

Weighted average shares outstanding	20,461,046	18,086,949	20,169,077	17,886,998
Diluted weighted average shares outstanding	20,535,220	18,135,380	20,243,635	17,939,007

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Interest income:
Interest and fees on loans	$53,128	$49,278	$43,555	$39,908	$39,711
Interest on investment securities	7,285	7,302	7,623	7,170	6,500
Interest on federal funds sold & other deposits	296	174	105	67	88
Total interest income	60,709	56,754	51,283	47,145	46,299
Interest expense:
Interest on deposits	9,227	4,915	2,523	2,148	2,057
Interest on securities sold under agreements to repurchase	1,163	428	137	67	52
Interest on other borrowings	3,345	1,927	645	276	336
Interest on jr. subordinated debentures	315	241	166	146	125
Interest on subordinated debt	987	986	986	986	985
Total interest expense	15,037	8,497	4,457	3,623	3,555
Net interest income	45,672	48,257	46,826	43,522	42,744
Provision for loan losses	805	142	907	2,952	2,472
Net interest income after provision for loan	44,867	48,115	45,919	40,570	40,272
Non-interest income:
Wealth management revenues	6,201	4,843	5,473	5,975	6,261
Insurance commissions	4,719	4,158	5,641	7,104	4,150
Service charges	2,375	2,445	2,236	2,056	2,067
Securities gains, net	(48)	79	2	-	36
Mortgage banking revenues	65	355	289	444	890
ATM/debit card revenue	3,209	3,101	3,214	2,898	3,074
Other	1,686	1,810	1,704	2,611	1,646
Total non-interest income	18,207	16,791	18,559	21,088	18,124
Non-interest expense:
Salaries and employee benefits	23,610	24,877	25,768	24,302	20,424
Net occupancy and equipment expense	6,126	5,903	6,073	6,155	5,712
Net other real estate owned (income) expense	87	58	218	(33)	315
FDIC insurance	464	479	436	426	406
Amortization of intangible assets	1,537	1,598	1,633	1,522	1,462
Stationary and supplies	298	361	325	311	311
Legal and professional expense	1,607	1,770	1,885	1,734	1,811
ATM/debit card expense	1,309	1,243	670	1,078	586
Marketing and donations	681	739	706	873	1,915
Other	3,653	4,521	3,801	4,020	3,452
Total non-interest expense	39,372	41,549	41,515	40,388	36,394
Income before income taxes	23,702	23,357	22,963	21,270	22,002
Income taxes	3,063	5,418	5,205	4,654	5,168
Net income	$20,639	$17,939	$17,758	$16,616	$16,834

Per Share Information
Basic earnings per common share	$1.01	$0.88	$0.87	$0.86	$0.93
Diluted earnings per common share	1.01	0.88	0.86	0.86	0.93

Weighted average shares outstanding	20,461,046	20,454,669	20,448,799	19,295,860	18,086,949
Diluted weighted average shares outstanding	20,535,220	20,535,215	20,529,523	19,358,457	18,135,380

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Loan Portfolio
Construction and land development	$144,264	$142,801	$141,072	$131,504	$145,118
Farm real estate loans	410,327	360,424	350,159	280,993	279,272
1-4 Family residential properties	440,180	436,625	424,230	417,232	400,313
Multifamily residential properties	294,346	298,321	330,600	369,926	298,942
Commercial real estate	2,030,011	1,996,338	1,976,654	1,965,321	1,666,198
Loans secured by real estate	3,319,128	3,234,509	3,222,715	3,164,976	2,789,843
Agricultural operating loans	166,838	160,511	142,406	121,708	151,484
Commercial and industrial loans	1,082,960	1,064,033	1,036,987	935,454	832,008
Consumer loans	97,775	100,783	94,828	89,685	78,442
All other loans	159,511	160,454	151,727	142,738	143,746
Total loans	4,826,212	4,720,290	4,648,663	4,454,561	3,995,523

Deposit Portfolio
Non-interest bearing demand deposits	$1,256,514	$1,334,686	$1,369,756	$1,373,881	$1,246,673
Interest bearing demand deposits	1,389,283	1,364,306	1,453,932	1,482,556	1,452,765
Savings deposits	636,699	657,592	683,944	685,228	626,523
Money Market	1,267,726	1,443,060	1,158,724	1,280,129	1,068,473
Time deposits	706,779	683,554	652,622	665,511	562,052
Total deposits	5,257,001	5,483,198	5,318,978	5,487,305	4,956,486

Asset Quality
Non-performing loans	$19,170	$20,812	$19,981	$22,465	$22,036
Non-performing assets	23,539	25,143	24,190	27,269	27,055
Net charge-offs (recoveries)	489	440	307	(5)	1,800
Allowance for credit losses to non-performing loans	308.26%	282.42%	295.66%	260.29%	248.03%
Allowance for credit losses to total loans outstanding	1.22%	1.25%	1.27%	1.31%	1.37%[1]
Nonperforming loans to total loans	0.40%	0.44%	0.43%	0.50%	0.55%
Nonperforming assets to total assets	0.35%	0.38%	0.36%	0.41%	0.45%
Special Mention loans	39,853	25,298	35,849	64,160	66,235
Substandard and Doubtful loans	34,352	37,378	38,155	38,801	46,862

Common Share Data
Common shares outstanding	20,452,376	20,454,636	20,448,799	20,437,183	18,080,303
Book value per common share	$30.96	$29.37	$30.63	$32.61	$35.06
Tangible book value per common share (2)	22.65	21.01	22.17	24.07	27.24
Market price of stock	32.08	31.97	35.67	38.49	42.79

Key Performance Ratios and Metrics
End of period earning assets	$6,063,953	$5,975,619	$6,024,815	$6,038,542	$5,504,517
Average earning assets	6,000,106	6,063,061	5,975,821	5,817,752	5,539,819
Average rate on average earning assets (tax equivalent)	4.07%	3.77%	3.50%	3.33%	3.37%
Average rate on cost of funds	1.00%	0.56%	0.30%	0.26%	0.26%
Net interest margin (tax equivalent) (2)	3.07%	3.21%	3.20%	3.07%	3.11%
Return on average assets	1.24%	1.07%	1.08%	1.05%	1.12%
Return on average common equity	13.51%	11.18%	11.02%	9.95%	10.74%
Efficiency ratio (tax equivalent) (2)	58.07%	59.64%	58.45%	58.59%	55.75%
Full-time equivalent employees	1,043	1,051	1,025	1,050	965

[1] Excludes Paycheck Protection Loans
[2] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended December 31, 2022
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$18,419	$220	4.74%
Federal funds sold	7,507	68	3.59%
Certificates of deposits investments	1,470	8	2.16%
Investment Securities:
Taxable (total less municipals)	958,380	5,238	2.19%
Tax-exempt (Municipals)	278,128	2,592	3.73%
Loans (net of unearned income)	4,736,202	53,374	4.47%

Total interest earning assets	6,000,106	61,500	4.07%

NONEARNING ASSETS
Cash and due from banks	141,696
Premises and equipment	90,679
Other nonearning assets	486,896
Allowance for loan losses	(58,967)

Total assets	$6,660,410

INTEREST BEARING LIABILITIES
Demand deposits	$2,582,114	$7,014	1.08%
Savings deposits	648,084	178	0.11%
Time deposits	686,100	2,034	1.18%
Total interest bearing deposits	3,916,298	9,226	0.93%
Repurchase agreements	248,886	1,163	1.85%
FHLB advances	399,574	3,342	3.32%
Federal funds purchased	266	3	4.47%
Subordinated debt	94,528	987	4.14%
Jr. subordinated debentures	19,343	315	6.46%
Other debt	-	-	0.00%
Total borrowings	762,597	5,810	3.02%
Total interest bearing liabilities	4,678,895	15,036	1.27%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,315,996	Average cost of funds	1.00%
Other liabilities	54,647
Stockholders' equity	610,872

Total liabilities & stockholders' equity	$6,660,410

Net Interest Earnings / Spread		$46,464	2.80%

Impact of Non-Interest Bearing Funds			0.27%

Tax effected yield on interest earning assets			3.07%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Net interest income as reported	$45,672	$48,257	$46,826	$43,522	$42,744
Net interest income, (tax equivalent)	46,464	49,060	47,625	44,292	43,492
Average earning assets	6,000,106	6,063,061	5,975,821	5,817,752	5,539,819
Net interest margin (tax equivalent)	3.07%	3.21%	3.20%	3.07%	3.11%

Common stockholder's equity	$633,155	$600,715	$626,268	$666,385	$633,894
Goodwill and intangibles, net	169,897	170,897	172,871	174,499	141,376
Common shares outstanding	20,452	20,455	20,449	20,437	18,080
Tangible Book Value per common share	$22.65	$21.01	$22.17	$24.07	$27.24

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Adjusted earnings Reconciliation
Net Income - GAAP	$20,639	$17,939	$17,758	$16,616	$16,834
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	-	1,580	-
Integration and acquisition expenses	131	524	777	469	225
Total non-recurring adjustments (non-GAAP)	$131	$524	$777	$2,049	$225

Adjusted earnings - non-GAAP	$20,770	$18,463	$18,535	$18,665	$17,059
Adjusted diluted earnings per share (non-GAAP)	$1.01	$0.90	$0.90	$0.96	$0.94

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$39,372	$41,549	$41,515	$40,388	$36,394
Other real estate owned property income (expense)	(87)	(58)	(218)	33	(315)
Amortization of intangibles	(1,537)	(1,598)	(1,633)	(1,522)	(1,462)
Branch optimization costs	-	-	-	-	-
integration and acquisition expenses	(166)	(663)	(983)	(594)	(285)
Adjusted noninterest expense (non-GAAP)	$37,582	$39,230	$38,681	$38,305	$34,332

Net interest income -GAAP	$45,672	$48,257	$46,826	$43,522	$42,744
Effect of tax-exempt income (1)	792	803	799	770	748
Adjusted net interest income (non-GAAP)	$46,464	$49,060	$47,625	$44,292	$43,492

Noninterest income - GAAP	$18,207	$16,791	$18,559	$21,088	$18,124
Loss/(Gain) on sales of investment securities, net	48	(79)	(2)	-	(36)
Adjusted noninterest income (non-GAAP)	$18,255	$16,712	$18,557	$21,088	$18,088

Adjusted total revenue (non-GAAP)	$64,719	$65,772	$66,182	$65,380	$61,580

Efficiency ratio (non-GAAP)	58.07%	59.64%	58.45%	58.59%	55.75%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.